Exhibit 10.8

AMENDED AND RESTATED EXCLUSIVE SERVICE AGREEMENT

This Amended And Restated Exclusive Service Agreement (this “Agreement”) is entered into as of December 14, 2018 by and among the following parties:

(1)	Hangzhou Yunchuang Gongxiang Network Technology Co., Ltd. (“Party A”), a domestic company registered in the People’s Republic of China (“China” or the “PRC”), under the laws of the PRC; and

(2)	Zhejiang Yunji Youxuan E-commerce Co., Ltd. (“Party B”), a domestic company registered in China, under the laws of the PRC.

(Each of Party A and Party B, a “Party”, and collectively, the “Parties”.)

After friendly consultations conducted on the principle of equality and mutual benefit, the Parties hereby agree as follows:

1.	Provision of Services

1.1

In accordance with the terms and conditions set forth in this Agreement, Party B hereby irrevocably appoints and designates Party A as their exclusive service provider to provide the technical and business support services as set forth in Schedule 1.

1.2	Party A has the right to designate and appoint, at its sole discretion, any affiliate of Party A to provide any and all services set forth in this Section.

1.3

During the term of this Agreement, Party B shall not, without Party A’s written consent, directly and indirectly, obtain the same or similar services as provided under this Agreement from any third party, or enter into any similar service agreement with any third party.

1.4

To ensure that the cash flow requirements of Party B’s ordinary operations are met and/or to set off any loss accrued during such operations, Party A is obligated, only to the extent permissible under PRC law, to provide financing support for Party B, whether or not Party B actually incurs any such operational loss. Party A’s financing support for Party B may take the form of bank entrusted loans or borrowings. Contracts for any such entrusted loans or borrowings shall be executed separately. Party A will not require Party B to repay the loans or borrowings when Party B has no ability to repay.

2.	Service Fee and Payment

2.1

Party A shall have the right to determine, at its sole discretion, the service fee and proper payment manners for Party B. The calculation and payment manners of the service fee are stipulated in Schedule 2 of this Agreement.

2.2

If Party A, at its sole discretion, determines that the fee calculation mechanism specified herein shall no longer apply for any reasons at any time or from time to time during the term of this Agreement, Party A shall have the rights to adjust the fee by giving a 10-day written notice to Party B in advance.

3.	Intellectual Property Rights

3.1

Any intellectual properties developed in the performance of this Agreement, including but not limited to copyrights, patents and knowhow, shall belong to Party A, and Party B shall enjoy no rights other than those expressly provided herein.

3.2

If a development is based on the intellectual properties owned by Party B, Party B shall ensure and warrant that such intellectual properties are flawless. Otherwise, Party B shall bear all damage and losses caused to Party A due to any flaw of such intellectual properties. If Party A are to bear any liabilities to any third party thus caused, it has the right to claim recover all of its losses from Party B.

3.3	The Parties agree that this clause shall remain survive after the termination or expiration of this Agreement.

4.	Representations and Warranties

4.1	Party A hereby represents and warrants as follows:

(a)	It is a legal person duly incorporated and validly existing under PRC laws;

(b)	Its execution and performance of this Agreement are within Party A’s corporate power and business scope;

(c)	It has taken necessary corporate actions and obtained appropriate authorizations, and has obtained the necessary consents or approvals from other third parties or government agencies;

(d)	The execution and performance of this Agreement by Party A do not violate the laws and contracts binding upon Party A; and

(e)	Upon execution, this Agreement will constitute a legal, valid and binding obligation of Party A enforceable against Party A in accordance with its terms.

4.2	Party B hereby represents and warrants as follows:

(a)	It is a legal person duly incorporated and validly existing under PRC laws;

(b)	Its execution and performance of this Agreement are within its entity power and business scope;

(c)	It has taken necessary corporate actions and obtained appropriate authorizations, and has obtained the necessary consents or approvals from other third parties or government agencies;

(d)	Its execution and performance of this Agreement do not violate the laws and contracts binding upon it; and

(e)	Upon execution, this Agreement will constitute a legal, valid and binding obligation of Party B enforceable against Party B in accordance with its terms.

4.3	Party B further warrants Party A as follows:

(a)	Party B shall pay the service fee to Party A in full and in a timely manner according to this Agreement.

(b)	Within the term of this Agreement, Party B shall:

(i)	maintain the continuous effectiveness of the permits and qualifications in relation to the business of Party B; and

(ii)	cooperate with Party A in Party A’s provision of services, and take reasonable advices and suggestions given by Party A in respect of the business of the Party B.

4.4

Party A shall have the right to examine the accounts of the Party B regularly or at any time. Within the term of this Agreement, the Party B shall cooperate with Party A and its direct or indirect shareholders on audit or due diligence work and provide the auditor and/or other professionals with the information and materials in respect of operation, business, clients, finance and employee. Furthermore, the Party B shall give consent to Party A or its shareholders that for the purpose of listing, Party A or its shareholders may disclose such information and material when it is necessary.

4.5

Each Party warrants to the other Party that, it will execute all the necessary documents and take all the necessary actions, including without limitation, issue necessary power of attorney to the other Party for the purpose of carrying out this Agreement and achieving the purpose of this Agreement.

5.	Confidentiality

Party B agrees to take all reasonable steps to protect and maintain the confidentiality of the confidential data and information received by Party B in connection with the performance of this Agreement (collectively, the “Confidential Information”). Party B shall not disclose, give or transfer any Confidential Information to any third party without Party A’s prior written consent. Upon termination of this Agreement, Party B shall, at Party A’s request, return any and all documents, information or software containing any of such Confidential Information to Party A or destroy it at its own discretion, and delete all of such Confidential Information from any memory devices, and cease to use such Confidential Information.

6.	Effective Date and Term

6.1	This Agreement shall be signed and take effect as of the date first set forth above.

6.2

The term of this Agreement is ten (10) years and shall be automatically extended for successive ten (10) years unless terminated as provided herein. Notwithstanding the foregoing provisions, Party A may terminate this Agreement, at its sole discretion, at any time with a written notice to Party B given thirty (30) days in advance. Party B has no right to terminate this Agreement.

7.	Governing Law and Dispute Resolution

7.1	This Agreement shall be construed with and governed by the laws of the PRC.

7.2

Any dispute arising from or in connection with this Agreement shall be submitted to China International Economic and Trade Arbitration Commission (the “CIETAC”) for arbitration which shall be conducted in accordance with the CIETAC’s arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and binding upon all Parties. The place of arbitration shall be in Beijing.

8.	Notices

Notices or other communications required to be given by any party pursuant to this Agreement shall be written in Chinese and delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address of each relevant Party or both Parties set forth below or such other address or addressees as specified by such Party from time to time. The date when the notice is deemed to be duly served shall be determined as follows: (a) a notice delivered personally is deemed duly served upon delivery; (b) a notice sent by mail is deemed duly served the tenth (10th) day after the date when the postage prepaid registered airmail was sent out (as is shown on the postmark), or the fourth (4th) day after the delivery date to the internationally-recognized courier service agency; and (c) a notice sent by facsimile transmission is deemed duly served upon the receipt time as is shown on the transmission confirmation for relevant documents.

9.	Assignment

9.1	Party B shall not assign any of its respective rights or obligations under this Agreement to any third party without the prior written consent of Party A.

9.2	Party B hereby agrees that Party A may assign its rights and obligations under this Agreement, only be subject to a written notice to Party B.

10.	Severability

If any provision of this Agreement is judged to be invalid or unenforceable because it is inconsistent with applicable laws, such invalidity or unenforceability shall be only with respect to such laws, and the validity, legality and enforceability of the other provisions hereof shall not be affected.

11.	Amendment or Supplement

Any amendment or supplement to this Agreement shall be made by Parties in writing. The amendments or supplements duly executed by each party shall form an integral part of this Agreement and shall have the same legal effect as this Agreement.

12.	Counterparts

This Agreement shall be executed in two originals by Parties, with Party A and Party B holding one original. All originals shall have the same legal effect. The Agreement may be executed in one or more counterparts.

13.	Entire Agreement and Amendment to Agreement

This Agreement and all agreements and/ or documents mentioned or included explicitly by this Agreement constitute the complete agreement with respect to the subject matter of this Agreement and shall substitute any and all prior oral agreements, contracts, understandings and communications made by the Parties with respect to the subject matter of this Agreement, including without limitation, the exclusive service agreement entered into by and among the Parties on June 13, 2018.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

Hangzhou Yunchuang Gongxiang Network Technology Co., Ltd.

Authorized Representative: XIAO Shanglue

Signature: /s/ XIAO Shanglue

Seal: (/s/ Seal of Hangzhou Yunchuang Gongxiang Network Technology Co., Ltd.)

Zhejiang Yunji Youxuan E-commerce Co., Ltd.

Authorized Representative: XIAO Shanglue

Signature: /s/ XIAO Shanglue

Seal: (/s/ Seal of Zhejiang Yunji Youxuan E-commerce Co., Ltd.)

Signature page to Exclusive Service Agreement

SCHEDULE 1

Contents of Service

1.	Contents of Service

1.1	Providing the following technology development and transfer, technical consulting services:

(a)	Technology development of new business;

(b)	Technology support and maintenance of current business;

(c)	Periodical update of all the business content; and

(d)	Offering and maintaining the hardware and network which are necessary for the business operation.

1.2	Providing occupation and pre-occupation staff training services;

1.3	Providing public relation services;

1.4	Providing market investigation, research and consulting services;

1.5	Providing mid or short-term market development, market plan services;

1.6	Providing human resource management and internal information management;

1.7	Providing network development, updating and daily maintenance;

1.8	Licensing of software and trademark;

1.9	Other services determined from time to time by Party A according to the need of business and capacity of Party A.

SCHEDULE 2

Calculation and Payment of Service Fee

1.	Calculation and Payment of Service Fee

1.1

The fee for the services provided under this Agreement is calculated based on the revenue of Party B and the corresponding operating cost and sales, management and other costs and expenses, and may be charged in the form of:

(a)	a percentage of the revenue of Party B;

(b)	a fixed license fee for certain software; and/or

(c)	other method determined from time to time by Party A according to the nature of services provided.

1.2	The specific amount of such fee shall be determined by Party A through taking account of the following factors, and Party A shall send Party B written confirmation for service fee:

(a)	The technical difficulty and complexity of the services provided by Party A;

(b)	The time spent by employees of Party A concerning the services;

(c)	The contents and commercial value of the services provided by Party A;

(d)	The benchmark price of similar services in the market.

2.

Party A shall calculate service fee payable on a fixed term basis and deliver Party B corresponding invoices. Party B shall pay the service fee to the bank account designated by Party A within 10 business days after receipt of such invoices, and deliver a copy of the remittance certificate by facsimile or mail to Party A within 10 business days after payment. Party A shall issue a receipt within 10 business days after receipt of the service fee.